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             [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]



                                                                    Exhibit 5.03


                                                   July 12, 2005

AmerUs Group Co.
AmerUs Group LLC I
AmerUs Group LLC II
c/o AmerUs Group Co.
699 Walnut Street
Des Moines, Iowa  50309
Facsimile No.: (515) 362-3648


                  Re:    AmerUs Group Co.
                         AmerUs Capital IV
                         AmerUs Capital V
                         AmerUs Group LLC I
                         AmerUs Group LLC II
                         Registration Statement on Form S-3
                         ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to AmerUs Group Co., an Iowa corporation (the "Company"), to AmerUs Capital IV and AmerUs Capital V (together, the "Trusts"), each a statutory trust created under the Delaware Statutory Trust Act, and to AmerUs Group LLC I and AmerUs Group LLC II (together, the "LLCs"), each a limited liability company created under the Delaware Limited Liability Company Act, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company, the Trusts and the LLCs with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of securities of the Company, the Trusts and the LLCs with an aggregate public offering price of up to $1,500,000,000, consisting of, among other things: (i) debt securities representing unsecured obligations of the Company, which may be senior debt securities (the "Senior Debt Securities") to be issued pursuant to a senior indenture (the "Senior Indenture"), proposed to be entered into between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Institutional Trustee"), subordinated debt securities ("Subordinated Debt Securities") to be issued pursuant to a subordinated indenture (the "Subordinated Indenture"), proposed to be entered into between the Company and the Institutional Trustee, or junior subordinated debt securities (the "Junior Subordinated Debt Securities" and, together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities") to be issued pursuant to a junior subordinated indenture (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures"), to be entered between the Company and the Institutional

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AmerUs Group Co.
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 2


Trustee; (ii) preferred securities of the LLCs (the "LLC Preferred Securities"), which may be issued by the LLCs pursuant to their respective Amended and Restated Limited Liability Company Agreements, proposed to be entered into by the Company, the sole member of each of the LLCs (each, an "Amended and Restated Limited Liability Company Agreement"), (iii) guarantees of the Company (the "Preferred Securities Guarantees") of certain trust preferred securities (the "Trust Preferred Securities") of the Trusts or the LLC Preferred Securities, which may be issued in the form of a Preferred Securities Guarantee Agreement proposed to be entered into by the Company and the Institutional Trustee, in the case of Trust Preferred Securities, or by the Company and the respective LLCs, in the case of LLC Preferred Securities (each, a "Guarantee Agreement") and (iv) such indeterminate principal amount of Debt Securities as may be issuable upon conversion, exchange, settlement or exercise of any warrants, Debt Securities, preferred stock, depositary shares, stock purchase contracts or stock purchase units of the Company (together, the "Convertible Securities"). The Debt Securities, the LLC Preferred Securities and the Preferred Securities Guarantees, are collectively referred to herein as the "Offered Securities."

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of Senior Indenture; (iii) the form of Subordinated Indenture; (iv) the form of Junior Subordinated Indenture; (v) the Certificate of Formation of each LLC, as filed with the Secretary of State of the State of Delaware on July 7, 2005, each filed as an exhibit to the Registration Statement (each, a "Certificate of Formation"); (vi) the Limited Liability Company Agreement of each LLC (each, a "Limited Liability Company Agreement") dated July 12, 2005, as currently in effect, each filed as an exhibit to the Registration Statement; and (vii) the form of each of the Guarantee Agreements, each filed as an exhibit to the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the LLCs and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the LLCs and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed

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AmerUs Group Co.
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 3


that the parties thereto, other than the LLCs but including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we have assumed that the Debt Securities that may be issued pursuant to the terms of the Indentures will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.

         We have also assumed that each of the Indentures, the LLC Preferred Securities of each LLC, the Preferred Securities Guarantees and the Guarantee Agreements will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company and the LLCs, as applicable, of, and the performance of their respective obligations under, the Indentures, the Offered Securities, the Guarantee Agreements, any warrant agreement and any purchase contract agreement, will not violate, conflict with or constitute a default under (i) any agreement or other instrument to which the Company, the Trusts, the LLCs or their respective properties are subject, except for those agreements and instruments that are listed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004; (ii) any law, rule or regulation to which the Company, any of the Trusts or any of the LLCs is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. Lastly, we have assumed that (i) prior to the issuance of any Offered Securities, the Company will have duly authorized the issuance and terms of the Offered Securities under Iowa law; (ii) prior to the issuance of any Offered Securities, each of the Indentures, the applicable Amended and Restated Limited Liability Company Agreements (including the form of LLC Preferred Securities), each of which will be filed by amendment to the Registration Statement or by a report on Form 8-K pursuant to Item 601 of Regulation S-K under the Act (each, an "Amended and Restated Limited Liability Company Agreement"), the Guarantee Agreements, any warrant agreement and any purchase contract agreement, as applicable, and each certificate or other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the Company under Iowa law; (iii) the choice of New York law in each of the Indentures, the Guarantee Agreements, and, if applicable, any warrant agreement or purchase contract agreement is legal and valid under the laws of other applicable jurisdictions; and (iv) the Company has and will have otherwise complied with all aspects of the laws of Iowa in connection with the issuance of the Offered Securities as contemplated by the Registration Statement. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and the LLCs and others.

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AmerUs Group Co.
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 4


         Our opinions set forth herein are limited to the laws of the State of New York and the Delaware Limited Liability Company Act which are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof.

         Based on the foregoing and subject to the qualifications stated herein, we are of the opinion that:

         1. With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;
(iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; and (vi) the applicable Indenture has been duly executed and delivered by each party thereto and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture, duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Convertible Securities), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their

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AmerUs Group Co.
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 5


respective terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (b) the waivers of any usury defense contained in the applicable Indentures which may be unenforceable.

         2. With respect to any series of LLC Preferred Securities to be offered pursuant to the Registration Statement (the "Offered LLC Preferred Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered LLC Preferred Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established by all necessary corporate action in conformity with the applicable Certificate of Formation, the applicable Limited Liability Company Agreement and the related applicable Amended and Restated Limited Liability Company Agreement;
(iv) if the Offered LLC Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered LLC Preferred Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) certificates representing the Offered LLC Preferred Securities have been duly established in conformity with the applicable Limited Liability Company Agreement and the related applicable Amended and Restated Limited Liability Company Agreement and the Offered LLC Preferred Securities have been duly extended and authenticated in accordance with the provisions of the applicable Limited Liability Company Agreement and the related applicable Amended and Restated Limited Liability Company Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, any Offered LLC Preferred Securities, when issued or sold in accordance with the applicable Amended and Restated Limited Liability Company Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable. In rendering the opinion set forth in this paragraph 2, we have assumed that, at the time of issuance of any Offered Preferred Stock, the Certificate of Formation, the Limited Liability Company Agreement, and the Delaware Limited Liability Company Act shall not have been amended so as to affect the validity of such issuance.

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AmerUs Group Co.
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 6


         3. With respect to the Preferred Securities Guarantees to be offered pursuant to the Registration Statement (the "Offered Preferred Securities Guarantees"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act;
(ii) an appropriate prospectus supplement or term sheet with respect to the Trust Preferred Securities to be offered pursuant to the Registration Statement (the "Offered Trust Preferred Securities") or the LLC Preferred Securities to be offered pursuant to the Registration Statement (the "Offered LLC Preferred Securities"), as the case may be, and the related Offered Preferred Securities Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if Offered LLC Preferred Securities, as the case may be, are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered LLC Preferred Securities and the related Offered Preferred Securities Guarantee has been duly authorized, executed and delivered by the applicable LLC and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the applicable Offered Preferred Securities Guarantees and related matters; (v) the terms of the Offered Preferred Securities Guarantees have been duly established in conformity with the applicable Guarantee Agreement; and (vi) the applicable Guarantee Agreement has been duly executed and delivered by each party thereto and the Offered Preferred Securities Guarantees have been duly executed and countersigned in accordance with the provisions of the applicable Guarantee Agreement and duly issued in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Preferred Securities Guarantees, when issued in accordance with the applicable Guarantee Agreement and the applicable Amended and Restated Limited Liability Company Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


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AmerUs Group Co.
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 7


         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP